NanoSensors Completes
Private Placement of Units

Santa Clara, CA—June 28, 2006 —NanoSensors, Inc. (OTCBB: NNSR.OB) announced today that it has completed its private placement of units of its securities to certain accredited investors. The total offering amount was for $1,750,000 of units, an increase from the initial offering amount of $1,500,000. Each $50,000 of units consists of 5,000,000 shares of common stock and warrants to purchase an additional 5,000,000 shares of common stock. Proceeds from the offering will be used for working capital and payment of certain accrued compensation.

Overall, NanoSensors sold an aggregate number of units consisting of a total of 172,950,000 shares of common stock and warrants to purchase 172,950,000 shares of common stock. Gross proceeds from the transactions are $1,729,500. Of this amount, however, $915,000 is being retained in escrow until NanoSensors satisfies certain post-closing covenants, including having a registration statement covering the resale of the shares of common stock issued in the offering declared effective by the Commission. Accordingly, the proceeds actually released to NanoSensors was $814,500, and the net proceeds to NanoSensors, after payment of offering expenses and commissions, was approximately $644,000. Due to this escrow arrangement, NanoSensors has only issued to investors the number of securities that are allocable to the funds actually released from escrow, consisting of 81,450,000 shares and 81,450,000 warrants. When the funds that remain in escrow are released to NanoSensors, it will issue the balance of the securities purchased to the investors and pay additional commissions to the selling agents in the offering. In addition, NanoSensors, issued unit purchase warrants to the selling agents equal to 20% of the number of units sold in the offering.

The private placement was made only to accredited investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities issued have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. NanoSensors has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued to the investors and which may be issued upon exercise of the warrants.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About NanoSensors, Inc.

NanoSensors, Inc. is a Nevada corporation that was incorporated on December 23, 2003. The Company's principal business is the development, manufacture and marketing of sensors and instruments, along with the management of intellectual property derived therefrom that will enable Nanosensors to create nanoscale devices. The Company is in the development stage and has not started any significant operations.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

###

Contact:	Dr. Ted Wong
(408) 855-0051